EXHIBIT 5.1
July 25, 2019
Las Vegas Sands Corp.
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Re:     Registration of Common Stock of Las Vegas Sands Corp.
Ladies and Gentlemen:
I am Executive Vice President, Global General Counsel and Secretary of Las Vegas Sands Corp., a Nevada corporation (the “Company”), and have acted in such capacity in connection with the registration by the Company under the Securities Act of 1933, as amended, of 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, with the United States Securities and Exchange Commission under a Registration Statement on Form S-8 filed on or about the date hereof (the “Registration Statement”).
I have examined originals or copies of each of the documents listed below:

1.	Certificate of Existence relating to the Company, issued by the Nevada Secretary of State;

2.	Amended and Restated Articles of Incorporation of the Company;

3.	Amended and Restated By-laws of the Company;

4.	Resolutions of the Board of Directors of the Company, dated March 25, 2019;

5.	The Las Vegas Sands Corp. Amended and Restated 2004 Equity Award Plan (the “2004 Plan”);

6.	The Registration Statement.
I have examined originals or copies of such other corporate records, certificates of corporate officers and public officials and other agreements and documents as I have deemed necessary or advisable for purposes of this opinion letter. I have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein.

Corporate Headquarters
3355 Las Vegas Blvd. South, Las Vegas, Nevada 89109

The Venetian | The Palazzo | Sands Expo | Sands Macao | The Venetian Macao | Four Seasons Hotel Macao The Plaza Macao | Sands Cotai Central | The Parisian Macao | Marina Bay Sands

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
Based upon the foregoing, and subject to the following, it is my opinion that the Shares, when issued in accordance with the 2004 Plan, and any applicable award agreements entered into in accordance therewith, will be duly authorized, validly issued, fully-paid and non-assessable.
The opinion expressed above is limited to the laws of the State of Nevada and is intended solely for use in connection with the registration of the Shares as described in the Registration Statement, and it may not be reproduced or filed publicly, without my written consent; provided, however, I hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am in a category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.
Very truly yours,

/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Executive Vice President, Global General Counsel and Secretary
Las Vegas Sands Corp.

Corporate Headquarters
3355 Las Vegas Blvd. South, Las Vegas, Nevada 89109

The Venetian | The Palazzo | Sands Expo | Sands Macao | The Venetian Macao | Four Seasons Hotel Macao The Plaza Macao | Sands Cotai Central | The Parisian Macao | Marina Bay Sands